Exhibit 3.3

FINAL

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is effective as of December 7, 2017, by and among Merritt Topco, Inc., a Delaware corporation (the “Company”), each of the Persons listed on Schedule I attached hereto (each such Person, a “VEP Stockholder” and collectively, the “VEP Stockholders”), each of the Persons listed on Schedule II attached hereto (each such Person, a “McChord Stockholder” and collectively, the “McChord Stockholders”), and each of the Persons listed on Schedule III attached hereto or who otherwise agree to be bound by the provisions hereof as a Management Stockholder by executing a joinder agreement (each such Person a “Management Stockholder” and collectively, the “Management Stockholders”) (the VEP Stockholders, the McChord Stockholders and the Management Stockholders are collectively referred to herein as the “Stockholders,” and each as a “Stockholder”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

The Company and the Stockholders are party to that certain Stockholders Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Stockholders Agreement”), and desire to enter into this Agreement in connection therewith.

AGREEMENT

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

Section 1    Demand Registrations.

(a)    Requests for Registration. At any time and from time to time, the Majority VEP Stockholders may request registration under the Securities Act of all or any portion of their Registrable Shares on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or on Form S-3 or any similar short-form registration (“Short-Form Registrations”), if available (any such requested registration, a “Demand Registration”). The Majority VEP Stockholders may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and (if the Company is a WKSI at the time any such request is submitted to the Company) that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Each request for a Demand Registration must specify the approximate number of Registrable Shares requested to be registered and (if known) the intended method of distribution. The VEP Stockholders will be entitled to two Long-Form Registrations and unlimited number of Short-Form Registrations. In each case, the Company will pay all Registration Expenses, whether or not any such registration is consummated. A registration shall not count as one of the permitted Long-Form Registrations (a) until it has become effective and (b) unless the VEP Stockholders are able to register and sell at least 90% of the Registrable Shares requested to be included in such registration.

(b)    Notice to Other Stockholders. Within ten days after receipt of any such request, the Company will give written notice of the Demand Registration to all other Stockholders and, subject to the terms of Section 1(e), will include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Shares with respect to which the Company has received written requests for inclusion therein within ten days after the receipt of the Company’s notice.

(c)    Form of Registrations. All Long-Form Registrations will be underwritten registrations unless otherwise approved by the Majority VEP Stockholders. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) and the Majority VEP Stockholders agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Shares.

(d)    Shelf Registrations.

(i)    For so long as a registration statement for a Shelf Registration (a “Shelf Registration Statement”) is and remains effective, the VEP Stockholders that are Shelf Participants will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Shares available for sale pursuant to such registration statement (“Shelf Registrable Shares”). The Majority VEP Stockholders that are Shelf Participants may make such election by delivering to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Shares that the holders desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but in no event later than two business days after receipt of a Shelf Offering Notice, the Company will give written notice of such Shelf Offering Notice to all other Stockholders of Shelf Registrable Shares that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering. The Company, subject to Section 1(e) and Section 7, will include in such Shelf Offering all Shelf Registrable Shares with respect to which the Company has received written requests for inclusion (which request will specify the maximum number of Shelf Registrable Shares intended to be disposed of by such Stockholder) within seven days after the receipt of the Shelf Offering Notice. The Company will, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Notice), but subject to Section 1(e), use its best efforts to facilitate such Shelf Offering.

(ii)    If the Majority VEP Stockholders that are Shelf Participants wish to engage in an underwritten block trade or bought deal off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (an “Underwritten Block Trade”), then notwithstanding the time periods set forth in Section 1(d)(i), such VEP Stockholders will notify the Company and the McChord Stockholders of such Underwritten Block Trade not less than two business days prior to the day the Underwritten Block Trade is first anticipated to commence, and only if requested by the Majority VEP Stockholders, the Company will notify the other Stockholders of such Underwritten Block Trade (each of the McChord Stockholders and, if notified, such other Stockholders, a “Potential Block Participant”) and the Potential Block Participants may elect whether or not to participate no later than the next business day after receipt of such notice from the VEP Stockholders or the Company, as applicable (unless a longer period is agreed to by the such Majority VEP Stockholders), and the Company will as expeditiously as possible use its best efforts to facilitate such Underwritten Block Trade (which may close as early as two Business days after the date it commences); provided further that, notwithstanding the provisions of Section 1(d)(i), no Stockholder other than the McChord Stockholders will be permitted to participate in an Underwritten Block Trade without the consent of the Majority VEP Stockholders that are Shelf Participants. Any Potential Takedown Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Block Trade being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety-two percent (92%) of the closing price for the shares on their principal trading market on the business day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”).

(iii)    Subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Shelf Offering and as to the timing, manner, price and other terms of any Shelf Offering contemplated by this Section 1(d) shall be determined by the Majority VEP Stockholders that are Shelf Participants, and the Company shall use its reasonable best efforts to cause any Shelf Offering to occur as promptly as practicable.

(iv)    The Company will, at the request of the Majority VEP Stockholders that are Shelf Participants, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Majority VEP Stockholders to effect such Shelf Offering.

(e)    Priority on Demand Registrations and Shelf Offerings. The Company will not include in any Demand Registration any securities which are not Registrable Shares without the prior written consent of the Majority VEP Stockholders. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Shares and (if permitted hereunder) other securities requested to be included in such offering exceeds the number of Registrable Shares and other securities (if any), which can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company will include in such offering (prior to the inclusion of any securities which are not Registrable Shares) the number of Registrable Shares requested to be included which, in the opinion of such underwriters, can be sold, without any such adverse effect, pro rata among the respective Stockholders on the basis of the number of Registrable Shares owned by each such Stockholder. In addition, if any Management Stockholders have requested to include such securities in an underwritten offering and the managing underwriters for such offering advise the Company in writing that in their opinion the inclusion of some or all of such Management Stockholder Shares could adversely affect the marketability, proposed offering price, timing and/or method of distribution of the offering, then the Company shall exclude from such offering the number of such Management Stockholder Shares identified by the managing underwriters as having any such adverse effect prior to the exclusion of any Registrable Shares of any other Stockholders as set forth in this Section 1(e).

(f)    Restrictions on Demand Registration and Shelf Offerings.

(i)    The Company will not be obligated to effect any Long-Form Demand Registration within 90 days after the effective date of a previous Demand Registration or a previous registration in which Registrable Shares were included pursuant to Section 1 and in which there was no reduction in the number of Registrable Shares requested to be included.

(ii)    The Company may postpone, for up to 180 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Shares) by providing written notice to the Stockholders if the Company determines that the offer or sale of Registrable Shares would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving the Company and upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of material non-public information not otherwise required to be disclosed under applicable law, and (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post effective basis, as applicable. The Company may delay or suspend the effectiveness of a Demand Registration or Shelf Offering pursuant to this Section 1(f)(ii) only once in any twelve-month period (for avoidance of doubt, in addition to the Company’s rights and obligations under Section 4(a)(vi)).

(iii)    In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (f)(ii) above or pursuant to Section 4(a)(vi) (a “Suspension Event”), the Company will give a notice to the Stockholders whose Registrable Shares are registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Shares and such notice must state generally the basis for the notice and that such suspension will continue only for so long as the Suspension Event or its effect is continuing. Each Stockholder agrees not to effect any sales of its Registrable Shares pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. A Stockholder may recommence effecting sales of the Registrable Shares pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice will be given by the Company to the Stockholders promptly following the conclusion of any Suspension Event.

(iv)    Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 1(e), the Company will extend the period of time during which such Shelf Registration Statement will be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Stockholders of the Suspension Notice to and including the date of receipt by the Stockholders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event.

(g)    Selection of Underwriters. The Majority VEP Stockholders will have the right to select the investment banker(s) and manager(s) to administer any underwritten offering in connection with a Demand Registration or Shelf Offering, subject to the Company’s approval, which will not be unreasonably withheld, conditioned or delayed.

(h)    Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Majority VEP Stockholders.

(i)    Revocation of Demand Notice or Shelf Offering Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any offering relating to a Shelf Offering Notice, the Majority VEP Stockholders may revoke such Demand Notice or Shelf Offering Notice on behalf of all Stockholders participating in such Demand Registration or Shelf Offering without liability to such Stockholders, in each case by providing written notice to the Company.

(j)    Confidentiality. Each Stockholder agrees to treat as confidential the receipt of any notice hereunder (including notice of a Demand Registration, a Shelf Offering Notice and a Suspension Notice) and the information contained therein, and not to disclose or use the information contained in any such notice (or the existence thereof) without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by such Stockholder in breach of the terms of this Agreement).

Section 2    Piggyback Registrations.

(a)    Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to an Excluded Registration) (a “Piggyback Registration”), the Company will give prompt written notice to all Stockholders of its intention to effect such Piggyback Registration and, subject to the terms of Section 2(b) and Section 2(c), will include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice.

(b)    Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Shares requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Stockholders on the basis of the number of Registrable Shares owned by each such Stockholder, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. In addition, if any Management Stockholders have requested to include such securities in a Piggyback Registration that is an underwritten primary offering on behalf of the Company and the managing underwriters for such offering advise the Company in writing that in their opinion the inclusion of some or all of such Management Stockholder Shares could adversely affect the marketability, proposed offering price, timing and/or method of distribution of the offering, the Company shall first exclude from such offering the number (which may be all) of such Management Stockholder Shares identified by the managing underwriters as having any such adverse effect prior to the exclusion of any securities in such offering.

(c)    Priority on Secondary Registrations. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of the Stockholders (other than VEP Stockholders), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the VEP Stockholders and the McChord Stockholders, pro rata on the basis of the number of Registrable Shares owned by each such Stockholder, which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, (ii) second, the Registrable Securities requested to be included in such registration by the Management Stockholders, pro rata among the Stockholders on the basis of the number of Registrable Securities owned by each such Stockholder which, in the opinion of the underwriters, can be sold without any such adverse effect, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. In addition, if any Management Stockholders have requested to include such securities in a Piggyback Registration that is an underwritten secondary offering and the managing underwriters for such offering advise the Company in writing that in their opinion the inclusion of some or all of such Management Stockholder Shares could adversely affect the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall be permitted to first exclude from such offering the number (which may be all) of such Management Stockholder Shares identified by the managing underwriters as having any such adverse effect prior to the exclusion of any securities in such offering.

(d)    Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2, whether or not any holder of Registrable Shares has elected to include securities in such registration.

(e)    Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the Majority VEP Stockholders, which approval shall not be unreasonably withheld, conditioned, or delayed.

Section 3    Stockholder Lock-Up Agreements and Company Holdback Agreement.

(a)    Stockholder Lock-up Agreements. In connection with any underwritten Public Offering, each Stockholder will enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case subject to approval by the Majority VEP Stockholders of the form of lock-up, holdback or similar agreement that will be entered into by all Stockholders. Without limiting the generality of the foregoing, each Stockholder hereby agrees that in connection with the Company’s initial Public Offering and in connection with any Demand Registration, Piggyback Registration or Shelf Offering that is an underwritten Public Offering, not to (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company (including equity securities of the Company that may be deemed to be owned beneficially by such Stockholder in accordance with the rules and regulations of the SEC) (collectively, “Securities”), or any securities, options or rights convertible into or exchangeable or exercisable for Securities (collectively, “Other Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i) above, (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities or Other Securities, whether such transaction is to be settled by delivery of such Securities or Other Securities, in cash or otherwise (each of (i), (ii) and (iii) above, a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, commencing on the date on which the Company gives notice to the Stockholders that a preliminary prospectus has been circulated for such underwritten Public Offering or the “pricing” of such offering and continuing to the date that is (x) 180 days following the date of the final prospectus for such underwritten Public Offering in the case of the Company’s initial Public Offering, or (y) 90 days following the date of the final prospectus in the case of any other such underwritten Public Offering (each such period, or such shorter period as agreed to by the managing underwriters, a “Holdback Period”), provided that any waiver or release of such lock-up, holdback or similar agreement shall be on a consistent basis among the Stockholders. The Company may impose stop-transfer instructions with respect to any Securities or Other Securities subject to the restrictions set forth in this Section 3(a) until the end of such Holdback Period. Notwithstanding the foregoing, no Stockholder (other than officers and directors of the Company) will be subject to the Holdback Period in connection with an underwritten block Shelf Offering unless such Stockholder was provided notice as provided herein prior to such underwritten block Shelf Offering and provided the opportunity to participate therein (whether or not such Stockholder elects to participate in such underwritten block trade).

(b)    Company Holdback Agreement. The Company (i) will not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its Securities or Other Securities during any Holdback Period and (ii) will cause each holder of Securities and Other Securities (including each of its directors and executive officers) to agree not to effect any Sale Transaction during any Holdback Period, except as part of such underwritten registration (if otherwise permitted), unless approved in writing by the Majority VEP Stockholders and the underwriters managing the Public Offering, and to enter into any lock-up, holdback or similar agreements requested by the underwriter(s) managing such offering, in each case with such modifications and exceptions as may be approved by the Majority VEP Stockholders.

Section 4    Registration Procedures.

(a)    Company Obligations. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i)    prepare and file with the SEC a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, all in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Majority VEP Stockholders covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel);

(ii)    notify each Stockholder of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Shares by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)    furnish to each seller of Registrable Shares thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

(v)    use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Majority VEP Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller (provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)    notify in writing each seller of such Registrable Shares (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 1(f), at the request of the holders of a majority of the Registrable Securities covered by such registration statement, the Company will use its best efforts to prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vii)    use best efforts to cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Shares with FINRA;

(viii)    use best efforts to provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(ix)    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, participating in “road shows,” investor presentations and marketing events and effecting a stock or unit split or combination, recapitalization or reorganization);

(x)    make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as will be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi)    take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration, Piggyback Registration or Shelf Offering hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)    otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)    permit any Stockholder which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to allow such Stockholder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Stockholder and its counsel should be included;

(xiv)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction use best efforts promptly to obtain the withdrawal of such order;

(xv)    use its reasonable best efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares;

(xvi)    cooperate with the Stockholders covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Stockholders may request;

(xvii)    cooperate with each Stockholder covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with FINRA;

(xviii)    make available the executive officers of the Company to participate with the Stockholders and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Majority VEP Stockholders in connection with the methods of distribution for the Registrable Shares;

(xix)    in the case of any underwritten offering, use its best efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xx)    use its best efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion will be addressed to the underwriters and the holders of such Registrable Shares;

(xxi)    if the Company files an Automatic Shelf Registration Statement covering any Registrable Shares, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxii)    if the Company does not pay the filing fee covering the Registrable Shares at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Shares are to be sold; and

(xxiii)    if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Shares, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(b)    Officer Obligations. Each Stockholder who is an officer of the Company agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she will participate fully in the sale process in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c)    Automatic Shelf Registration Statements. If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the VEP Stockholders, and the Majority VEP Stockholders do not request that their Registrable Shares be included in such Shelf Registration Statement, the Company agrees that, at the request of the Majority VEP Stockholders, it will include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the VEP Stockholder Shares may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(d)    Additional Information. The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(e)    In-Kind Distributions. If the VEP Stockholders (and/or any of their Affiliates) seek to effectuate an in-kind distribution of all or part of their Registrable Shares to their respective direct or indirect equityholders, the Company will, subject to any applicable lock-ups, work with the foregoing persons to facilitate such in-kind distribution in the manner reasonably requested.

(f)    Suspended Distributions. Each Person participating in a registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vi), such Person will immediately discontinue the disposition of its Registrable Shares pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(a)(vi), subject to the Company’s compliance with its obligations under Section 4(a)(vi).

Section 5    Registration Expenses.

Except as expressly provided herein, all out-of-pocket expenses incurred by the Company or the VEP Stockholders in connection with the performance of or compliance with this Agreement and/or in connection with any Demand Registration, any Piggyback Registration or Shelf Offering, whether or not the same shall become effective, shall be paid by the Company, including, without limitation, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “blue sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company or other depositary and of printing prospectuses and Company Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange on which similar securities of the Company are then listed (or on which exchange the Registrable Shares are proposed to be listed in the case of the Company’s initial Public Offering), (vii) all applicable rating agency fees with respect to the Registrable Shares, (viii) all fees and disbursements of legal counsel for the Company, (ix) all fees and disbursements of one legal counsel for the VEP Stockholders, one legal counsel for the McChord Stockholders, and one legal counsel (if required) to be selected by the Majority VEP Stockholders for any other selling Stockholders, together with any necessary local counsel as may be required by either the VEP Stockholders or the McChord Stockholders, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xiii) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay, and each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder will bear and pay, all underwriting discounts and commissions applicable to the Registrable Shares sold for such Person’s account and all transfer taxes (if any) attributable to the sale of Registrable Shares.

Section 6    Indemnification and Contribution.

(a)    By the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder, such Stockholder’s officers, directors employees, agents and representatives, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”) caused by, resulting from, arising out of, based upon or related to any of the following (each, a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement, or omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Indemnified Party expressly for use therein or by such Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b)    By Stockholders. In connection with any registration statement in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its officers, directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from (as determined by a final and appealable judgment, order or decree of a court of competent jurisdiction) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Stockholder expressly for use therein; provided that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such Stockholder from the sale of Registrable Shares pursuant to such registration statement.

(c)    Claim Procedure. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice will impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties will have a right to retain one separate counsel, chosen by the Majority VEP Stockholders, at the expense of the indemnifying party.

(d)    Contribution. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then such indemnifying party will contribute to the amounts paid or payable by such indemnified party as a result of such Loss, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) of this Section 6(d) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only such relative fault but also the relative benefit of the Company on the one hand and of the sellers of Registrable Shares and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution will be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue (or, as applicable, alleged) untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)    Release. No indemnifying party will, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)    Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Registrable Shares and the termination or expiration of this Agreement.

Section 7    Cooperation with Underwritten Offerings.

No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the underwriters; provided that no Stockholder will be required to sell more than the number of Registrable Shares such Stockholder has requested to include in such registration) and (ii) completes, executes and delivers all questionnaires, powers of attorney, stock powers, custody agreements, indemnities, underwriting agreements and other documents and agreements required under the terms of such underwriting arrangements or as may be reasonably requested by the Company and the lead managing underwriter(s). To the extent that any such agreement is entered into pursuant to, and consistent with, Section 3, Section 4 and/or this Section 7, the respective rights and obligations created under such agreement will supersede the respective rights and obligations of the Stockholders, the Company and the underwriters created thereby with respect to such registration.

Section 8    Subsidiary Public Offering.

If, after an initial Public Offering of the Common Stock securities of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equityholders, then the rights and obligations of the Company pursuant to this Agreement will apply, mutatis mutandis, to such Subsidiary, and the Company will cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement as if it were the Company hereunder.

Section 9    General Provisions.

(a)    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the then outstanding Stockholder Shares; provided that if such amendment or waiver would materially and adversely affect a holder of Stockholder Shares or a group of holders of Stockholder Shares as compared with the manner in which such amendment or waiver would affect the other holders of Stockholder Shares (as of immediately prior to such amendment or waiver), then such amendment or waiver will require the consent, as applicable, of (a) the holder of Stockholder Shares so materially and adversely affected or (b) the holder of a majority of the Stockholder Shares held by such group of holders of Stockholder Shares so materially and adversely affected; provided, further, that the addition of any Person as a party hereto pursuant to the execution of a joinder to all or any portion of this Agreement (other than as a VEP Stockholder, which shall require the written consent of the holders of a majority of the Registrable Securities held by VEP Stockholders, or as a McChord Stockholder, which shall require the written consent of the holders of a majority of the Registable Securities held by the McChord Stockholders) shall not constitute an amendment or waiver of this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Remedies. The parties to this Agreement will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party will be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(b)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)    Entire Agreement. Except as otherwise expressly set forth herein and except for the Stockholders Agreement and any agreements entered into in connection therewith or herewith, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)    Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further action as the Majority VEP Stockholders may reasonably request, all to the extent required to enable such Stockholders to sell Registrable Shares (or securities that would be Registrable Shares but for the final sentence of the definition of Registrable Shares) pursuant to Rule 144.

(e)    No Third-Party Beneficiaries. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any Person not a party hereto, and no such other Person shall have any right or cause of action hereunder, except as otherwise expressly provided herein.

(f)    Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a business day, the time period will automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(g)    Other General Provisions. Sections 16 (Successors and Assigns), 17 (Counterparts), 18 (Remedies), 19 (Notices), 20 (Governing Law), 21 (Arbitration, 22 (Consent to Jurisdiction and Service of Process), 23 (Delivery by E-Mail), 24 (Descriptive Headings) and 25 (No Strict Construction), of the Stockholders Agreement are hereby incorporated herein by reference, mutatis mutandis.

*    *    *    *     *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MERRITT TOPCO, INC.

By:	/s/ John Stalder
Name:	John Stalder
Title:	Vice President

[Signature Page to Registration Rights Agreement]

VISTA FOUNDATION FUND II, L.P.

By:	Vista Foundation Fund II GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

VISTA FOUNDATION FUND II-A, L.P.

By:	VFF II GP (Cayman), L.P.
Its:	General Partner

By:	VFF II GP (Cayman), Ltd.
Its:	General Partner

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Director

[Signature Page to Registration Rights Agreement]

VFF II FAF, L.P.

By:	Vista Foundation Fund II GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

VISTA FOUNDATION FUND II EXECUTIVE, L.P.

By:	Vista Foundation Fund II GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

VISTA FOUNDATION ASSOCIATES II, LLC

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name:	Robert F. Smith
Title:	Managing Member

[Signature Page to Registration Rights Agreement]

MERRITT VI AGGREGATOR, LLC

By:	/s/ John Stalder
Name:	John Stalder
Title:	Vice President and Secretary

[Signature Page to Registration Rights Agreement]

/s/ Austin McChord
Austin McChord

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINITIONS

Capitalized terms used in this Agreement have the meanings set forth in the Stockholders Agreement and, to the extent not defined therein, below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Excluded Registration” means any registration (i) pursuant to a Demand Registration (which is addressed in Section 1(a)), (ii) in connection with the initial Public Offering of the Company’s Capital Stock, (iii) in connection with registrations on Form S-4 or S-8 promulgated by the SEC (or any successor or similar forms) or (iv) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Shares or that does not permit the registration of Registrable Shares.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Majority VEP Stockholders” means the holders of a majority of the Registrable Shares held by the VEP Stockholders.

“Registrable Shares” means VEP Shares, the McChord Stockholder Shares and the Management Stockholder Shares. As to any particular Registrable Shares, such securities will cease to be Registrable Shares when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the Company’s initial Public Offering or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares, and the Registrable Shares will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Shares hereunder (it being understood that a holder of Registrable Shares may only request that Registrable Shares in the form of Common Stock be registered pursuant to this Agreement). Notwithstanding the foregoing, following the consummation of the IPO, any Registrable Securities (i) held by any Person (other than any VEP Stockholder, its Affiliates or its Permitted Transferees) that may be sold under Rule 144 without volume limitations or other restrictions (as determined by the Company) and (ii) held by any VEP Stockholder, its Affiliate or its Permitted Transferee who beneficially owns (collectively amongst such VEP Stockholder(s) and its Affiliates and Permitted Transferees) less than 1% of the outstanding Registrable Securities and whose Registrable Securities may be sold under Rule 144 without volume limitations or other restrictions (as determined by the Company) shall, in each case, not be deemed to be Registrable Securities.

A-1

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 403B” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same will be amended from time to time, or any successor rule then in force.

“Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in a Shelf Registration Statement or any such holder that could be added to such Shelf Registration Statement without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

A-2

SCHEDULE I

VEP Stockholders

Vista Foundation Fund II, L.P.

Vista Foundation Fund II-A, L.P.

VFF II FAF, L.P.

Vista Foundation Fund II Executive, L.P.

Vista Foundation Associates II, LLC

Merritt VI Aggregator, LLC